Exhibit 99.1

FOR IMMEDIATE RELEASE

RF Industries Reports Third Quarter Fiscal Year 2025 Financial Results

SAN DIEGO, CA, September 11, 2025 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced third quarter fiscal year 2025 financial results for the fiscal quarter ended July 31, 2025.

Third Quarter Fiscal 2025 Highlights and Operating Results:

●	Net sales were $19.8 million, an increase of 17.5% from $16.8 million year-over-year and an increase of 4.7% from $18.9 million in the second quarter of fiscal 2025.
●	Backlog of $19.7 million at quarter-end on third quarter bookings of $24.5 million. As of today, the backlog stands at $16.1 million.
●	Gross profit margin was 34%, up from 29.5% in the prior year quarter.
●	Operating income was $720,000, an improvement from an operating loss of $419,000 year-over-year.
●	Consolidated net income was $392,000, or $0.04 per diluted share, an improvement from a consolidated net loss of $705,000, or $0.07 per diluted share, year-over-year.
●	Non-GAAP net income was $1.1 million, or $0.10 per diluted share, compared to non-GAAP net loss of $95,000, or $0.01 per diluted share, in the third quarter of fiscal 2024.
●	Adjusted EBITDA was $1.6 million, up from $460,000 year-over-year.

See "Note Regarding Use of Non-GAAP Financial Measures," "Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)" "Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA" and the description of bookings and backlog below for additional information.

Management Commentary

“Our team continued to execute very well in our fiscal third quarter.  Net sales increased 17.5% to $19.8 million year-over-year, and our gross profit was 34%, well above our target goal of 30%.  For four consecutive quarters, we have delivered an operating profit, which was $720,000 in the third quarter versus a loss of $419,000 in the third quarter of 2024, and adjusted EBITDA was $1.6 million which is 8% of net sales. While adjusted EBITDA as a percentage of net sales may vary from quarter to quarter depending on product mix and shipments, our performance in Q3 supports our conviction that our goal of adjusted EBITDA of at least 10% is within reach,” said Robert Dawson, Chief Executive Officer of RF Industries.

“There are several reasons to feel confident that our long-term strategy to become a technology-solutions provider is working.  While we are performing well across several product lines, we are pleased that our higher value solutions like DAC thermal cooling and small cell products continue to gain traction with both our traditional Tier 1 customers and in new and exciting end markets. I am tremendously proud of how our team has successfully further diversified our customer base while providing world-class service to current markets and customers. It’s exciting to say that the aerospace, transportation, and data center markets are now contributors in our sales pipeline, and we are well positioned for the next wave of new stadium and venue buildouts for world-class events like the Olympics and the World Cup.”

“The RFI team has also worked hard over the past few years to lower our cost structure to the point of achieving operating leverage while maintaining the quality that is the hallmark of RFI’s reputation. Like many companies, we are carefully navigating an uncertain environment including tariffs and general economic conditions, yet we feel that we have solid momentum as we wrap up a long-awaited breakout year in fiscal 2025,” concluded Dawson.

Conference Call and Webcast

RF Industries will host a conference call and live webcast today, September 11, 2025, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its fiscal third quarter 2025 financial results. To access the live call, dial 888-506-0062 (US and Canada) or 973-528-0011 (International) and give the participant access code 939489. A live audio webcast of the call will also be available on the Investor Relations section of RFI’s website at www.rfindustries.com and will be archived for replay.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets, including wireless/wireline telecom, data communications and industrial. The Company's products include high-performance components used in commercial applications such as RF connectors and adapters, RF passives including dividers, directional couplers and filters, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in New York, Connecticut, Rhode Island and New Jersey. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to future events. Forward-looking statements include, among others, statements concerning our expectations about profitability, revenues, industry trends, markets and demand for our products, backlog, financial goals, growth opportunities and the expected benefits and desirability of our products, in each case which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the Company’s cash and liquidity needs; ability to continue as a going concern; non-compliance with terms and covenants in our credit facility; changes in the telecommunications industry and materialization and timing of expected network buildouts; timing and breadth of new products; our ability to realize increased sales; successfully integrating new products and teams; our ability to execute on our go-to-market strategies and channel models; our reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S. and foreign nations; our ability to expand our OEM relationships; our ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; our ability to maintain strong margins and diversify our customer base; our ability to initiate operating efficiencies, cost savings and expense reductions; our ability to address the changing needs of the market and capitalize on new market opportunities; our ability to add value to our customer’s needs; the success of any product launches; and our ability to increase revenue, gross margins or obtain profitability in a timely manner. Further discussion of these and other potential risks and uncertainties may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our unaudited condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) and non-GAAP earnings per share, basic and diluted (non-GAAP EPS).

We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance by excluding certain non-cash and other one-time expenses that we believe are not indicative of our operating results.

In computing Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, non-cash and other one-time charges, severance, amortization expense and provision from income taxes. For Adjusted EBITDA, we also exclude depreciation and interest expense. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense and non-recurring costs and expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision-making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this press release.

In addition, we have included order bookings and backlogs in this earnings release. Bookings represent new orders that have been received inclusive of any modification or cancellation of previous orders. Backlog represents orders that have been received where revenue has not been recognized as of the specified date. We believe both Bookings and Backlog are indicators of future revenues that the Company expects to generate based on orders that management believes to be firm.

RF Industries Contact: Peter Yin SVP and CFO (858) 549-6340 rfi@rfindustries.com IR Contact: Donni Case Financial Profiles, Inc. (310) 622-8224 RFIL@finprofiles.com

Source: RF Industries

# # #

RF INDUSTRIES, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	Jul. 31,	Oct. 31,
	2025	2024
ASSETS	(unaudited)	(audited)
CURRENT ASSETS
Cash and cash equivalents	$3,000	$839
Trade accounts receivable, net	15,348	12,119
Inventories	14,169	14,725
Other current assets	1,569	1,430
TOTAL CURRENT ASSETS	34,086	29,113

Property and equipment, net	4,368	4,813
Operating right of use asset, net	14,255	15,265
Goodwill	8,085	8,085
Amortizable intangible assets, net	10,675	11,908
Non-amortizable intangible assets	1,174	1,174
Other assets	558	688
TOTAL ASSETS	$73,201	$71,046

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$11,140	$8,045
Line of Credit	7,828	8,197
Current portion of operating lease liabilities	2,045	1,848
TOTAL CURRENT LIABILITIES	21,013	18,090

Operating lease liabilities	17,209	18,680
Deferred tax liabilities	207	210
TOTAL LIABILITIES	38,429	36,980

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, authorized 20,000,000 shares of $0.01 par value; 10,667,447 and 10,544,431 shares issued and outstanding at July 31, 2025 and October 31, 2024, respectively	107	106
Additional paid-in capital	27,791	26,988
Retained earnings	6,874	6,972
TOTAL STOCKHOLDERS' EQUITY	34,772	34,066

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$73,201	$71,046

RF INDUSTRIES, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$19,790	$16,836	$57,900	$46,404
Cost of sales	13,071	11,875	39,514	33,316

Gross profit	6,719	4,961	18,386	13,088

Operating expenses:
Engineering	759	653	2,124	2,059
Selling and general	5,240	4,727	15,380	13,948
Total operating expenses	5,999	5,380	17,504	16,007

Operating income (loss)	720	(419)	882	(2,919)

Other expense	(240)	(338)	(721)	(676)

Income (loss) before provision for income taxes	480	(757)	161	(3,595)
Provision (benefit) for income taxes	88	(52)	259	2,766

Consolidated net income (loss)	$392	$(705)	$(98)	$(6,361)

Earnings (loss) per share - Basic	$0.04	$(0.07)	$(0.01)	$(0.61)
Earnings (loss) per share - Diluted	$0.04	$(0.07)	$(0.01)	$(0.61)

Weighted average shares outstanding:
Basic	10,668,375	10,495,082	10,632,566	10,466,862
Diluted	10,774,304	10,495,082	10,632,566	10,466,862

RF INDUSTRIES, LTD. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
Consolidated net income (loss)	$392	$(705)	$(98)	$(6,361)
Provision (benefit) from income taxes	88	(52)	259	2,766
Stock-based compensation expense	219	241	640	744
Non-cash and other one-time charges	-	-	123	145
Severance	-	-	51	56
Amortization expense	411	421	1,233	1,266
Non-GAAP net income (loss)	$1,110	$(95)	$2,208	$(1,384)

Non-GAAP earnings (loss) per share:
Basic	$0.10	$(0.01)	$0.21	$(0.13)
Diluted	$0.10	$(0.01)	$0.21	$(0.13)

Weighted average shares outstanding
Basic	10,668,375	10,495,082	10,632,566	10,466,862
Diluted	10,774,304	10,495,082	10,694,378	10,466,862

RF INDUSTRIES, LTD. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
Consolidated net income (loss)	$392	$(705)	$(98)	$(6,361)
Stock-based compensation expense	219	241	640	744
Non-cash and other one-time charges	-	-	123	145
Severance	-	-	51	56
Amortization expense	411	421	1,233	1,266
Depreciation expense	206	217	615	638
Other expense	240	338	721	676
Provision (benefit) from income taxes	88	(52)	259	2,766
Adjusted EBITDA	$1,556	$460	$3,544	$(70)